Exhibit 99.1

FOR IMMEDIATE RELEASE

SPI Solar Announces $42-Million Module Sale

To KDC Solar LLC

LDK Solar’s high-quality solar modules to be used for New Jersey projects

Roseville, Calif., November 10, 2011— SPI Solar (“SPI”) (OTCBB: SOPW) a leading vertically integrated photovoltaic (“PV”) solar developer, and engineering, procurement and construction (“EPC”) services provider, today announced that it has closed a transaction with KDC Solar Credit LS LLC, an affiliate of KDC Solar LLC (“KDC Solar”), for the purchase of approximately $42 million of high-quality LDK solar modules all to be delivered to KDC this year. In June 2011 SPI announced that the Company and its majority shareholder, LDK Solar (“LDK”), had entered into a three-year agreement with KDC Solar to serve as KDC Solar’s preferred provider of EPC and operations and maintenance (“O&M”) services for a significant portion of KDC Solar’s portfolio of solar energy facility (“SEF”) projects. The LDK modules to be procured by SPI in this transaction are expected to be used in a variety of KDC Solar projects.

“This transaction underscores the value of our relationship with KDC,” said Stephen Kircher, CEO of SPI. “The KDC Solar pipeline continues to ramp as we pursue multiple new projects together that should continue to build our revenue into the next few years,” Mr. Kircher concluded.

“This order represents only a portion of the total expected orders that should result from our preferred provider agreement with SPI and LDK,” said Alan Epstein, President and COO of KDC Solar. “All of the modules in this $42-million transaction will be used for behind-the-meter projects in New Jersey as we continue to work with our customers to lower their cost of operations and preserve and create jobs within this state through clean solar power.”

“I am very pleased with this transaction and with the results of our agreement with KDC Solar thus far,” said Xiaofeng Peng, LDK’s Chairman and CEO. “I look forward to continued success as more projects are identified and started.”

About SPI Solar (OTCBB: SOPW):

SPI Solar (“SPI”) (Solar Power, Inc.) is a vertically integrated photovoltaic solar developer offering its own brand of high-quality, low-cost distributed generation and utility-scale solar energy facility development services. Through the Company’s close relationship with LDK Solar, SPI extends the reach of its vertical integration from silicon to system. From project development, to project financing and to post-construction asset management, SPI delivers turnkey world-class photovoltaic solar energy facilities to its business, government and utility customers. For additional information visit: www.spisolar.com.

Safe Harbor Statement:

This release contains certain “forward-looking statements” relating to the business of Solar Power, Inc., its subsidiaries and the solar industry, which can be identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. The forward-looking statements contained in this press release include statements regarding the Company’s ability to execute its growth plan and meet revenue and sales estimates, enter into formal long-term supply agreements, and market acceptance of products and services. In particular, this release contains forward-looking statements regarding the Company’s expectations for the KDC Solar LLC module order and anticipated future orders, and the Company’s expectation that it will procure and record the order in net sales during the current quarter. These statements involve known and unknown risks and uncertainties, including, but are not limited to, general business conditions, managing growth, and political and other business risk. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks and other factors detailed in the Company’s reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

For additional information contact:

Jim Pekarsky, CFO

SPI Solar

(916) 770-8160

jpekarsky@spisolar.com

Or,

Mike Anderson, VP Corporate Communications

SPI Solar

(916) 770-8119

manderson@spisolar.com